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                                         EX-12
                                         Statement re: Computation of Ratios


                                                    Exhibit 12
                                                    Form 10-Q
                                                    For the Six
                                                    Months Ended
                                                    March 31, 2000


                             Lucent Technologies Inc.
                Computation of Ratio of Earnings to Fixed Charges

                              (Dollars in Millions)
                                   (Unaudited)


                                                                 For the Six
                                                                 Months Ended
                                                                March 31, 2000
Income Before Income Taxes.............................               $ 2,965

Less Interest Capitalized during
  the Period...........................................                     8
Less Undistributed Earnings of Less than 50%
  Owned Affiliates.....................................                     -

Add Fixed Charges......................................                   347

Total Earnings ........................................               $ 3,304

Fixed Charges

Total Interest Expense Including Capitalized Interest..                 $ 230

Interest Portion of Rental Expense.....................                   117

    Total Fixed Charges................................                 $ 347

Ratio of Earnings to Fixed Charges.....................                   9.5